EXHIBIT A

TO

the FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

between

THE HUNTINGTON NATIONAL BANK and THE HUNTINGTON FUNDS

Amended and Restated as of July 5, 2011

Huntington Tax-Free Money Market Fund

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington U.S. Treasury Money Market Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington New Economy Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington Technical Opportunities Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington World Income Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

Huntington VA Mortgage Securities Fund

For the services provided pursuant to this Agreement, the Funds agree to pay and Huntington agrees to accept as full compensation for its services rendered hereunder 4.25 basis points on average daily net assets of the Funds, subject to a minimum annual fee of $9,000 for each additional class of Shares of any Portfolio with more than one class of shares.

This Exhibit A, amended and restated as of July 5, 2011, is hereby incorporated and made part of the Financial Administration and Accounting Services Agreement, dated December 1, 2001 by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 5th day of July, 2011.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Michelle Forgach	By:	/s/ R. Jeffrey Young

Name:	Michelle Forgach	Name:	R. Jeffrey Young
Title:	Compliance Specialist – Senior	Title:	Chief Executive Officer